Exhibit 10.16

FOREST CITY REALTY TRUST, INC.
2005 DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
(Effective December 31, 2015)

Forest City Enterprises, Inc. established, effective January 1, 2005, the Forest City Enterprises, Inc. 2005 Deferred Compensation Plan For Nonemployee Directors. The Plan was amended and restated as of January 1, 2005 and January 1, 2008 and amended as of December 17, 2009. The Plan was established for the purpose of providing funds upon Termination of Service (as defined below) of nonemployee directors of Forest City Enterprises, Inc. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as directors.
Pursuant to the Assignment and Assumption Agreement by and between Forest City Enterprises, Inc. and Forest City Realty Trust, Inc. (the “Company”) dated as of December 31, 2015 (the “Assignment Agreement”), Forest City Enterprises, Inc. assigned to the Company sponsorship of the Plan and the Company assumed sponsorship of the Plan, amended and restated as set forth herein, effective as of the Effective Time (as defined below). Under the Assignment Agreement, Forest City Enterprises, Inc. (for itself and on behalf of its successors) has agreed to pay, perform, and discharge any and all obligations under the Plan that accrued prior to the Effective Time and the Company has agreed to pay, perform, and discharge any and all obligations under the Plan that accrue on or after the Effective Time.
ARTICLE I
DEFINITIONS
For the purposes hereof, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:
1.    “Account” shall mean the bookkeeping account(s) maintained by the Committee on behalf of each Participant pursuant to Section 4 of Article II that is credited with Fees which are deferred by a Participant, and the gains, losses, interest and other earnings on such amounts as determined in accordance with Section 4 of Article II.
2.    “Beneficiary” or “Beneficiaries” shall mean the person or persons, including one or more trusts, designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant’s Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant’s Account.
3.    “Board” shall mean the Board of Directors of the Company.
4.    “Change in Control” shall mean that:
(i)    The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such transaction is held in the aggregate by either (a) the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction or (b) Permitted Holders;

(ii)    The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such sale or transfer is held in the aggregate by either (a) the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such sale or transfer or (b) Permitted Holders;
(iii)    There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) thereto, each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than a Permitted Holder has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20 percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of the Board (the “Voting Stock”);
(iv)    The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction, other than with respect to a Permitted Holder; or
(v)    If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority of the members thereof, unless the election, or the nomination for election by the Company’s stockholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of any such period.
Notwithstanding the foregoing provisions of subsection (iii) or (iv) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan, either (1) solely because the Company, a Subsidiary or any employee stock ownership plan or other employee benefit plan sponsored by the Company or a Subsidiary, files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (2) solely because of a change in control of any Subsidiary. Notwithstanding the foregoing provisions of subsections (i-iv) hereof, if, prior to any event described in subsections (i-iv) hereof that may be instituted by any person who is not an officer or director of the Company, or prior to any disclosed proposal that may be instituted by any person who is not an officer or director of the Company that could lead to any such event, management proposes any restructuring of the Company that ultimately leads to an event described in subsections (i-iv) hereof pursuant to such management proposal, then a “Change in Control” shall not be deemed to have occurred for purposes of the Plan.

5.    “Class A Common Shares” shall mean the Class A Common Shares of the Company, or any security into which such shares may be changed, as determined by the Committee in its sole discretion, (i) in the event of a change in outstanding Class A Common Shares or in the capital structure of the Company by reason of any share dividend, share split, reverse share split, recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in the capitalization of the Company or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights of any Participant in the Plan or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.
6.    “Code” shall mean the Internal Revenue Code of 1986, as amended.
7.    “Committee” shall mean the Corporate Governance and Nominating Committee of the Board or such other committee as may be authorized by the Board to administer the Plan.
8.    “Deferral Election” shall mean the Election Agreement (or portion thereof) completed by a Participant and filed with the Committee that indicates the amount of his or her Fees that is or will be deferred under the Plan for a Year.
9.    “Director” shall mean a member of the Board.
10.    “Disability” shall have the meaning given to such term in the Long Term Disability Plan of the Company, as amended from time to time (or, if none, the long-term disability plan of Forest City Employer, LLC).
11.    “Effective Time” shall mean 11:59 p.m. on December 31, 2015.
12.    “Election Agreement” shall mean an agreement in the form that the Committee may designate from time to time.
13.    “Eligible Director” shall mean a Director who is not an employee of the Company or any of its Subsidiaries. An Eligible Director shall continue as such until the earlier of the date he or she (i) ceases to be a Director or (ii) becomes an employee of the Company or any of its Subsidiaries.
14.    “Election Filing Date” shall mean December 31 of the Year next preceding the first day of the Year for which Fees would otherwise be earned.
15.    “Fee” or “Fees” shall mean the annual retainer payable in cash to a Director for his or her services as a member of the Board.
16.    “Key Employee” shall mean a “specified employee” with respect to the Company (or a controlled group member of the Company) determined pursuant to procedures implemented by the Company in compliance with Section 409A of the Code.
17.    “Participant” shall mean any Eligible Director who has at any time made a Deferral Election in accordance with Section 2 of Article II the Plan and who, in conjunction with his or her Beneficiary, has not received a complete distribution of the amount credited to his or her Account.

18.    “Payment Election” shall mean the Election Agreement (or portion thereof) completed by a Participant and filed with the Committee that indicates the time of commencement of payment and form of payment of the Participant’s Fees that are or will be deferred pursuant to a Deferral Election under the Plan.
19.    “Permitted Holder” shall mean (i) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing, (ii) RMS, Limited Partnership and any general partner or limited partner thereof and any person (other than a creditor) that upon the dissolution or winding up of RMS, Limited Partnership receives a distribution of capital stock of the Company, (iii) any group (as defined in Section 13(d) of the Exchange Act) of two or more persons or entities that are specified in the immediately preceding clauses (i) and (ii), and (iv) any successive recombination of the persons or groups that are specified in the immediately preceding clauses (i), (ii) and (iii).
20.    “Plan” shall mean this Forest City Realty Trust, Inc. 2005 Deferred Compensation Plan For Nonemployee Directors and, for periods prior to the Effective Time, the Forest City Enterprises, Inc. 2005 Deferred Compensation Plan For Nonemployee Directors.
21.    “Subsidiary” shall mean any corporation, joint venture, partnership, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls 50 percent or more of the total combined voting or other decision-making power.
22.    “Termination of Service” shall mean a termination of service with the Company that constitutes a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).
23.    “Unforeseeable Emergency” shall mean a severe financial hardship to a Participant resulting from (i) an illness or accident of the Participant or Beneficiary or his or her spouse or dependent (as defined in Section 152(a) of the Code), (ii) loss of the Participant’s property due to casualty, or (iii) other similar or extraordinary circumstances arising as a result of events beyond the control of the Participant.
24.    “Year” shall mean each calendar year, commencing on or after January 1, 2008.
ARTICLE II
ELECTION TO DEFER
1.    Eligibility and Participation. An Eligible Director may make an annual Deferral Election with respect to receipt of 50% or 100% of his or her Fee for any Year in accordance with Section 2 of this Article. An Eligible Director who makes a Deferral Election must also make a Payment Election with respect to the amount deferred in accordance with Section 5 of this Article. An Eligible Director’s entitlement to defer shall cease with respect to the Year following the Year in which he or she ceases to be an Eligible Director.

2.    Deferral Elections. All Deferral Elections, once effective, shall be irrevocable, shall be made on an Election Agreement filed with the Committee and shall comply with the following requirements:
(i)    The Deferral Election shall specify the amount of Fees that is to be deferred within the limits under Section 3 of this Article.
(ii)    The Deferral Election shall be made by, and shall be effective as of, the applicable Election Filing Date. Notwithstanding the foregoing, the Committee may permit a Director who first becomes an Eligible Director during the course of a Year, rather than as of the first day of such Year, to make a Deferral Election within thirty (30) days following the date the Director first becomes an Eligible Director, and such Deferral Election shall be effective on the date made and shall be effective only with regard to Fees earned following the filing of the Election Agreement with the Committee.
3.    Amount Deferred. A Participant shall designate on the Election Agreement whether 50% or 100% of his or her Fees earned during the Year are to be deferred.
4.    Accounts; Earnings. Fees that a Participant elects to defer shall be credited to an Account on the date the Fees would otherwise have been paid to the Participant.
(i)    Such Account will be credited with gains, losses, interest and other earnings based on investment directions made by the Participant, in accordance with investment deferral crediting options and procedures established by the Committee, which shall include procedures for prospective investment directions with respect to Fees that are to be deferred under the Plan. The Committee may change the investment deferral crediting options and procedures from time to time. Unless otherwise specified by the Committee, the investments in which a Participant’s Account may be deemed invested are (a) an interest bearing obligation specified by the Committee from time to time and (b) Class A Common Shares. Participants shall be permitted to reallocate the deemed investment of their Accounts between such deemed investment options only as and to the extent determined by the Committee. Any dividends deemed payable with respect to Class A Common Shares that are deemed credited to a Participant’s Account shall be credited to the Participant’s Account and shall be deemed reinvested in Class A Common Shares.
(ii)    By electing to defer any amount pursuant to the Plan, each Participant shall thereby acknowledge and agree that the Company is not and shall not be required to make any investment in connection with the Plan, nor is it required to follow the Participant’s investment directions in any actual investment it may make or acquire in connection with the Plan. Any amounts credited to a Participant’s Account with respect to which a Participant does not provide investment direction shall be credited with gains, losses, interest and other earnings as if such amounts were invested in an investment option to be selected by the Committee in its sole discretion. Each Participant shall be 100% vested in the entire amount credited to his or her Account at all times.

5.    Initial Payment Elections. Subject to Sections 5(iii), 5(iv), 6, 7, 8, and 9 of this Article, all Payment Elections shall be irrevocable, shall be made annually on an Election Agreement filed with the Committee and shall comply with the following requirements:
(i)    The Payment Election shall contain the Participant’s elections regarding the time of the commencement of payment of amounts in his or her Account.
(a)    A Participant may elect to commence payment (1) upon the date on which he or she incurs a Termination of Service for any reason, including, without limitation, by reason of death, retirement, or Disability, or (2) to the extent permitted by the Committee in an Election Agreement with the Committee, in a specified year that begins at least two years after the date on which the Deferral Election becomes effective.
(b)    Payments made in accordance with the Participant’s election under Section 5(i)(a)(1) of this Article shall be paid or commence to be paid on the date of the Termination of Service and payments made in accordance with the Participant’s election under Section 5(i)(a)(2) of this Article shall be paid or commence to be paid on June 1 of the specified year.
(c)    Notwithstanding the foregoing provisions of this Section 5(i), in the event that a Participant elects, in accordance with Section 5(i)(a)(2) of this Article, to commence payments in a specified year, and prior to the date such payment is due to be paid or commence to be paid (as described in Section 5(i)(b) of this Article) he or she incurs a Termination of Service, payment of the Participant’s Account shall commence, in the form or forms elected pursuant to Sections 5(ii) and/or 5(iii) of this Article, on the date of such Termination of Service.
(ii)    The Deferral Election shall also contain the Participant’s elections regarding the form of payment of amounts in his or her Account.
(a)    The Participant may elect to receive amounts in his or her Account in one of the following forms: (1) a single lump sum payment or (2) a specified number of quarterly installments over a specified period not exceeding five (5) years. Distributions shall be made in cash or in Class A Common Shares (with fractional shares paid in cash), or any combination thereof, as elected by the Participant, provided, however, that Class A Common Shares shall only be distributable with respect to that portion of a Participant’s Account that is deemed invested in such shares at the time of the distribution. In the event that a Participant’s Account (or a portion thereof) was deemed invested in Class A Common Shares but the Participant elects payment of such Account (or a portion thereof) in cash, the value of such Account (or a portion thereof) shall be based on the fair market value of the Class A Common Shares as of the date preceding the date the cash payment is scheduled to be paid (or commence to be paid) under the Plan.
(b)    In the event that all or a portion of a Participant’s Account is payable in installments the amount of each installment shall be determined as follows:

(1)    The value, at the time of the first installment payment, of the portion of the Participant’s Account payable in installments shall be divided by the number of installment payments that will be made during the installment period;
(2)    The amount determined under (1) shall be paid to the Participant on each payment date through the end of the Year in which the installment payments begin;
(3)    After the end of the Year described in (2), the value at the end of such Year of the portion of the Account payable in installments shall be divided by the number of installment payments then remaining in the installment period;
(4)    The amount determined under (3) shall be paid to the Participant on each payment date during the following Year;
(5)    The procedures described in (3) and (4) shall be followed for any following Year in which installment payments will be made;
(6)    The portion of the Account subject to such installment payments that remains unpaid from time to time shall continue to be credited with gains, losses, interest and other earnings as provided in Section 4(i) of this Article; and
(7)    The final installment payment shall include an adjustment for gains, losses, interest and other earnings pursuant to Section 4(i) of this Article during the period between the beginning of the Year in which the final installment payment is made and the date of such final payment.
(iii)    Except as provided in Section 2(ii) of this Article, the Payment Election shall be made by, and shall be effective as of, the applicable Election Filing Date. A Participant may not have more than: (A) two Payment Elections described in Section 5(i)(a)(2) of this Article in effect at any one time, (B) three Payment Elections in total in effect at any one time, and (C) two Payment Elections in effect at any one time that provide for payments in installments.
(iv)    Notwithstanding the foregoing provisions of this Section 5, if the Participant is a Key Employee, payment on account of Termination of Service shall be made or commence on the first business day of the seventh month following such Termination of Service (or, if earlier, the date of death). In the event that all or a portion of a Key Employee’s Account is payable in installments upon a Termination of Service, the total amount of quarterly installment payments to which such Key Employee would otherwise be entitled during the period from the date of the Participant’s Termination of Service through the first day of the seventh month following the date of such Termination of Service shall also be paid on the first business day of the seventh month following such Termination of Service (or, if earlier, the date of death).
(v)    The payment of a single lump-sum amount, or the payment of a specified number of quarterly installments as designated by the Participant in the Election Agreement, to a Participant (or his or her Beneficiary or Beneficiaries) pursuant to this Section 5 shall discharge all obligations of the Company to such Participant (and his or her Beneficiaries) under the Plan.

6.    Subsequent Payment Elections. A Participant may make a subsequent Payment Election to change the time of the commencement of payment(s) of his or her Account, the form of payment of his or her Account, or both, with respect to an amount previously deferred under a Deferral Election if all of the following requirements are met:
(i)    Such subsequent Payment Election may not take effect until at least twelve (12) months after the date on which the subsequent Deferral Election is made;
(ii)    In the case of a subsequent Payment Election related to a distribution not described in Section 7 or 9 of this Article, the first payment under such subsequent Payment Election shall in all cases be deferred for a period of not less than five (5) years from the date such distribution would otherwise have been made (or, in the case of installment payments, which are treated as a single payment for purposes of this Section 6, five (5) years from the date the first installment payment was scheduled to be paid); and
(iii)    Any subsequent Payment Election related to a distribution that is to be made at a specified time or pursuant to a fixed schedule pursuant to Section 5 of this Article must be made not less than twelve (12) months prior to the date the payment was scheduled to be made under the prior Payment Election (or, in the case of installment payments, which are treated as a single payment for purposes of this Section 6, twelve (12) months prior to the date the first installment payment was scheduled to be paid).
7.    Death of a Participant. In the event of the death of a Participant, the remaining amount of the Participant’s Account shall be paid to the Beneficiary or Beneficiaries designated in a writing on a form that the Committee may designate from time to time, (the “Beneficiary Designation”) in accordance with the Participant’s Payment Election, or in accordance with a special payment election filed by the Participant with the Committee at the same time as the Participant’s Payment Election under Section 5 or 6 of this Article is filed with the Committee that is to be operative and override any other payment election under the Participant’s Payment Election in the event of the death of the Participant. Any special payment election filed by a Participant subsequent to the filing of his or her initial Payment Election under Section 5 of this Article must meet such additional requirements as the Committee determines are appropriate to avoid the inclusion of the amounts subject to such special payment election in the gross income of a Participant or Beneficiary under Section 409A(a)(1) of the Code, including, without limitation, the requirements under Section 6 of this Article. A Participant’s Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company (including any Beneficiary Designation on file with Forest City Enterprises, Inc. immediately prior to the Effective Time) that bears the latest date at the time of the Participant’s death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant’s Account shall be paid to the Participant’s estate in accordance with the elections made on the Participant’s Payment Election; provided, however, that to the extent permitted by Section 409A of the Code, payment of the Participant’s Account under the circumstances described in this sentence shall be made in the form of a lump sum in cash to the Participant’s estate within 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the amount of the Participant’s Account shall be paid to the estate of the last surviving Beneficiary in accordance with the elections made on the Participant’s Payment Election or special payment election, as applicable; provided, however, that to the extent permitted by Section 409A of the Code, payment of the Participant’s Account under the circumstances described in this sentence shall be made in the form of a lump sum in cash to the Beneficiary’s estate within 90 days after the appointment of an executor or administrator.
8.    Small Payments. Notwithstanding the foregoing, if at the time of a Participant’s Termination of Service the Participant’s Account balance does not exceed $10,000, such Account shall be automatically paid to such Participant in a single lump-sum payment on the date of such Termination of Service; provided, however, that if the Participant is a Key Employee, payment on account of a Termination of Service shall occur on the first business day of the seventh month after such Termination of Service (or, if earlier, the date of death).
9.    Unforeseeable Emergency. Notwithstanding the foregoing, in the event of an Unforeseeable Emergency and at the request of a Participant, accelerated payment may, in the discretion of the Committee, be made to the Participant of all or a part of his or her Account. Payments of amounts as a result of an Unforeseeable Emergency may not exceed the amount necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution(s), after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Amounts payable under this Section 9 of Article II shall only be payable in cash, and shall not be payable in Class A Common Shares.
ARTICLE III
ADMINISTRATION
The Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) resolve all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any factual questions and questions of construction, and (iii) take such further action as the Committee shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties. The Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under the Plan. Such procedure shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. It is intended that the Plan comply with the provisions of Section 409A of the Code, as enacted by the American Jobs Creation Act of 2004, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to Participants or Beneficiaries. This Plan shall be administered in a manner that effects such intent.

ARTICLE IV
AMENDMENT AND TERMINATION
The Company reserves the right to amend or terminate the Plan at any time by action of the Board or Committee, except that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary (provided, however, that this limitation requiring the consent of Participants or Beneficiaries to certain actions shall not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code) and any termination to the extent, and in the circumstances described, in Treas. Reg. Section 1.409A-3(j)(4)(ix), or any successor provision).
ARTICLE V
MISCELLANEOUS
1.    Non-Alienation of Deferred Compensation. No right or interest under the Plan of any Participant or Beneficiary shall be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, the payment of part or all of an interest under this Plan may be made to an individual other than the Participant or Beneficiary, to the extent necessary to fulfill a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.
2.    Interest of Participant. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. Further, no Participant or Beneficiary shall have any claim whatsoever against any Subsidiary for amounts reflected in an Account. Nothing in the Plan shall be construed as guaranteeing that an Eligible Director shall remain a Director. It is the intention of the Company that the Plan be unfunded for tax purposes. The Company may create a trust to hold funds to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company’s general creditors. Notwithstanding the above, upon the earlier to occur of (i) a Change in Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly to the extent it has not previously done so:
(a)    establish an irrevocable trust, generally consistent with the provisions of Revenue Procedure 92-64 (the funds of which shall be subject to the claims of the Company’s general creditors), to hold funds to be used in payment of its obligations under the Plan; and
(b)    transfer to the trustee of such trust, to be added to the principal thereof, an amount equal to (I) the aggregate amount credited to the Accounts of all of the Participants and Beneficiaries under the Plan, less (II) the balance, if any, in the trust at such time.

3.    Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Subsidiary or the officers, employees or directors of the Company or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
4.    Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted.
5.    Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Maryland.
6.    Headings; Interpretation.
(i)    Headings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.
(ii)    Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.
(iii)    For purposes of the Plan, the phrase “permitted by Section 409A of the Code,” or words or phrases of similar import, shall mean that the event or circumstance that may occur or exist only if permitted by Section 409A of the Code would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under Section 409A(a)(1) of the Code.
EXECUTED as of December 31, 2015.
FOREST CITY REALTY TRUST, INC.

By:
David J. LaRue
President, Chief Executive Officer and Director